Exhibit 4.2








                             LOWE'S COMPANIES, INC.

                          DIRECTORS' STOCK OPTION PLAN




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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS..........................................................1

         1.01. Acceleration Date...............................................1
         1.02. Agreement.......................................................1
         1.03. Award Date......................................................1
         1.04. Board...........................................................1
         1.05. Change in Control...............................................1
         1.06. Code............................................................2
         1.07. Common Stock....................................................2
         1.08. Company.........................................................2
         1.09. Expiration Date.................................................2
         1.10. Fair Market Value...............................................2
         1.11. Option..........................................................2
         1.12. Participant.....................................................2
         1.13. Plan............................................................3
         1.14. Rights Agreement................................................3
         1.15. Vesting Date....................................................3

ARTICLE II PURPOSES............................................................3


ARTICLE III ADMINISTRATION.....................................................3


ARTICLE IV ELIGIBILITY.........................................................4


ARTICLE V STOCK SUBJECT TO PLAN................................................4

         5.01. Shares Issued...................................................4
         5.02. Aggregate Limit.................................................4
         5.03. Reallocation of Shares..........................................4

ARTICLE VI OPTION TERMS........................................................4

         6.01. Option Price....................................................4
         6.02. Maximum Option Period...........................................4
         6.03. Exercise........................................................5
         6.04. Merger, Dissolution.............................................6
         6.05. Minimum Exercise................................................6
         6.06. Nontransferability..............................................7
         6.07. Limited Transferability.........................................7

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         6.08. Status..........................................................7
         6.09. Payment.........................................................7
         6.10. Shareholder Rights..............................................7

ARTICLE VII INDEMNIFICATION....................................................8


ARTICLE VIII ADJUSTMENT UPON CHANGE IN COMMON STOCK............................8


ARTICLE IX COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES...............9


ARTICLE X GENERAL PROVISIONS...................................................9

         10.01. Effect on Service..............................................9
         10.02. Unfunded Plan..................................................9
         10.03. Rules of Construction.........................................10

ARTICLE XI AMENDMENT..........................................................10


ARTICLE XII DURATION OF PLAN..................................................10


ARTICLE XIII EFFECTIVE DATE OF PLAN...........................................10

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                                    ARTICLE I
                                   DEFINITIONS
1.01.    ACCELERATION DATE.

         Acceleration Date means the earlier of (i) the date that the Board approves a transaction or series of transactions which, if consummated, would result in a Change in Control or (ii) the date that an agreement is entered into with respect to a transaction or series of transactions which, if consummated, would result in a Change in Control.

1.02.    AGREEMENT.

         Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.03.    AWARD DATE.

         Award Date means the date of the first Board meeting after each annual meeting of the Company's shareholders during the term of this Plan.

1.04.    BOARD.

         Board means the Board of Directors of the Company.

1.05.    CHANGE IN CONTROL.

         Change in Control means that following a Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation in such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or

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earning power of the Company and its subsidiaries (taken as a whole) to any
Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) of the Rights Agreement). For purposes of this Plan, the terms "Stock Acquisition Date," "Person," and "Subsidiary" shall have the same meaning as assigned to such terms in the Rights Agreement.

1.06.    CODE.

         Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.    COMMON STOCK.

         Common Stock means the common stock of the Company.

1.08.    COMPANY.

         Company means Lowe's Companies, Inc.

1.09.    EXPIRATION DATE.

         Expiration Date means, with respect to an Option granted under this Plan, the date that is seven years after the date on which such Option was granted.

1.10.    FAIR MARKET VALUE.

         Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Board may select.

1.11.    OPTION.

         Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.12.    PARTICIPANT.

         Participant means a member of the Board who, on the applicable Award Date, is not employee or officer of the Company.

1.13.    PLAN.

         Plan means the Lowe's Companies, Inc. Directors' Stock Option Plan.

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1.14.    RIGHTS AGREEMENT.

         Rights Agreement means the Rights Agreement between the Company and Wachovia Bank and Trust Company dated as of September 9, 1988.

1.15.    VESTING DATE

         Vesting Date means May 15.


                                   ARTICLE II

                                    PURPOSES

         The Plan is intended (i) to assist the Company in recruiting and retaining directors and (ii) to provide a greater identity of interest between Participants and shareholders by enabling Participants to participate in the future success of the Company. The Plan is intended to permit the grant of Options. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.


                                   ARTICLE III

                                 ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. Any decision made, or action taken, by the Board in connection with the administration of this Plan shall be final and conclusive. No member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

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                                   ARTICLE IV

                                   ELIGIBILITY

         During the term of this Plan, each Participant will be awarded an Option for 2,000 shares of Common Stock on each Award Date.


                                    ARTICLE V

                              STOCK SUBJECT TO PLAN

5.01.    SHARES ISSUED.

         Upon the exercise of any Option the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.    AGGREGATE LIMIT.

         The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 250,000 shares, subject to adjustment as provided in
Article VIII.

5.03.    REALLOCATION OF SHARES.

         If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.


                                   ARTICLE VI

                                  OPTION TERMS

6.01.    OPTION PRICE.

         The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value on the date the Option is granted.

6.02.    MAXIMUM OPTION PERIOD.

         An Option granted under this Plan may not be exercised after the Expiration Date for such Option.

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6.03.    EXERCISE.

         (a) General. Except as provided in Sections 6.03(b) through (f), an Option granted under this Plan shall become exercisable with respect to 666 of the shares of Common Stock subject to the Option on each of the first and second Vesting Dates immediately following the date the Option was granted, and with respect to the remaining 668 shares of Common Stock subject to the Option on the third Vesting Date following the date the Option was granted. Once an Option has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the expiration of Participant's rights under Sections 6.03(b) through (f). Once an Option has become exercisable it may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

         (b) Exercise in the Event of Death. An Option granted under this Plan shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to Section 6.03(a), reduced by the number of shares for which the Option was previously exercised, in the event the Participant dies while a member of the Board and prior to the Expiration Date and prior to the termination of the Participant's rights under
Section 6.03(d) or (e). In that event the Option or Options may be exercised by Participant's estate, or the person or persons to whom his rights under the Option or Options shall pass by will or the laws of descent and distribution. Participant's estate or such persons may exercise the Option or Options during the remainder of the period preceding the Expiration Date.

         (c) Exercise in the Event of Disability. An Option granted under this Plan shall be exercisable for all or part of the number of shares of Common Stock that the Participant was entitled to purchase pursuant to Section 6.03(a), reduced by the number of shares for which the Option was previously exercised, if the Participant becomes permanently and totally disabled within the meaning of section 22(e)(3) of the Code ("Permanently and Totally Disabled") while a member of the Board and prior to the Expiration Date and prior to the termination of the Participant's rights under Section 6.03(d) or (e). In that event, the Participant may exercise the Option or Options during the remainder of the period preceding the Expiration Date or within one year of the date he ceases to serve on the Board on account of being Permanently and Totally Disabled, whichever is shorter.

         (d) Exercise After Termination of Service. Except as provided in Sections 6.03(b), (c), and (e), an Option granted under this Plan shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase pursuant to paragraph 6.03(a), reduced by the number of shares for which the Option


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was previously exercised, if the Participant ceases to be a member of the Board prior to the Expiration Date. In that event the Participant may exercise the Option or Options during the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases to serve on the Board, whichever is shorter.

         (e) Exercise After Retirement. An Option granted under this Plan shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase pursuant to Section 6.03(a), reduced by the number of shares for which the Option was previously exercised, in the event of the Participant's Retirement prior to the Expiration Date and prior to the termination of the Participant's rights under Section 6.03(c) or (d). In that event the Participant may exercise this Option during the remainder of the period preceding the Expiration Date. For purposes of this Section 6.03(e), the term "Retirement" shall mean Participant's voluntary termination of service as a member of the Board on or after the latest of (i) 90 days after Participant has provided written notice to the Company's Secretary of his decision to retire,
(ii) Participant's attainment of age 60, and (iii) with respect to a particular Option, the date that is six months after the Award Date on which such Option was granted.

         (f) Exercise in the Event of an Acceleration Date. Notwithstanding any other provision of this Article VI, all outstanding Options previously granted under the Plan shall be exercisable, in whole or in part, on an Acceleration Date and shall remain exercisable thereafter for the periods specified in Sections 6.03 (b) through (e), or Section 6.04, as applicable.

6.04.    MERGER, DISSOLUTION.

         Options previously granted under this Plan shall terminate on the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the property or more than fifty percent of the then outstanding shares of the Company. The preceding sentence to the contrary notwithstanding, Options shall not terminate to the extent that written provision is made for their continuance, assumption, or substitution by a successor employer or its parent or subsidiary in connection with a transaction described in the preceding sentence.

6.05.    MINIMUM EXERCISE.

         An Option granted under this Plan may not be exercised for less than fifty shares of Common Stock unless it is exercised for the full number of shares that remain subject to the Option.

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6.06.    NONTRANSFERABILITY.

         Except as provided in Section 6.07, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. Except as provided in Section 6.07, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.07.    LIMITED TRANSFERABILITY.

         Section 6.06 to the contrary notwithstanding, an Option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.

6.08.    STATUS.

         The Board may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous service on the Board.

6.09.    PAYMENT.

         Payment of the Option price may be made in cash or a cash equivalent. Payment of all or part of the Option price may also be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.10.    SHAREHOLDER RIGHTS.

         No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

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                                   ARTICLE VII

                                 INDEMNIFICATION

         A Participant shall be entitled to a payment under this Article VII if
(i) any benefit, payment, accelerated vesting or other right under this Plan constitutes a "parachute payment" (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (ii) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code Sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code section 4999 with respect to benefits, payments, accelerated vesting and other rights under this Plan and any other plan or agreement and any income, self-employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Article VII shall be paid in a single cash sum not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code Section 4999 excise tax is required to be filed with the Internal Revenue Service. Notwithstanding the foregoing, to the extent the terms of any other plan or agreement also require that a Participant be indemnified and held harmless from the application of Code Sections 280G and 4999, any such indemnification and the amount required to be paid to a Participant under this
Article VII shall be coordinated so that such indemnification is paid only once, and the Company's obligation under this Article VII shall be satisfied to the extent of any such other payment.


                                  ARTICLE VIII

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The maximum aggregate number of shares that may be issued under the Plan, and the number of shares as to which Options may be granted under this Plan as of the applicable Award Date, and the terms of outstanding Options shall be adjusted as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article VIII by the Board shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to

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subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.


                                   ARTICLE IX

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Option shall be exercisable, no Common Stock shall be issued, and no certificates for shares of Common Stock shall be delivered under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, and no certificate for shares shall be delivered under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.


                                    ARTICLE X

                               GENERAL PROVISIONS

10.01.   EFFECT ON SERVICE.

         Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the service of the Company or in any way affect any right and power of the Company to terminate the service of any individual at any time with or without assigning a reason therefor.

10.02.   UNFUNDED PLAN.

         The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the


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Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.03.   RULES OF CONSTRUCTION.

         Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.


                                   ARTICLE XI

                                    AMENDMENT

         The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article VIII) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.


                                   ARTICLE XII

                                DURATION OF PLAN

         No Option may be granted under this Plan after the Award Date in 2008. Options granted before that date shall remain valid in accordance with their terms.


                                  ARTICLE XIII

                             EFFECTIVE DATE OF PLAN

         Options may be granted under this Plan upon its adoption by the Board, provided that no Option shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present.

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